Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial information of each of Pinnacle Foods Inc. and Boulder incorporated by reference into this offering memorandum, and has been prepared to reflect the Transactions based on the purchase method of accounting, with Pinnacle Foods Inc. treated as the accounting acquirer. Under the purchase method, the total consideration paid is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their fair market value, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on estimates of the fair market value of our tangible and intangible assets and liabilities as described in note (b) of the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet. As of the date of this offering memorandum, the valuation studies necessary to determine the fair market value of the assets and liabilities to be acquired and assumed, respectively, and the related allocations of purchase price are preliminary. A final determination of fair market values will be based on the actual net tangible and intangible assets and liabilities that existed as of the closing date of the Boulder Acquisition. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation and any differences may be material.

The unaudited pro forma condensed consolidated financial information presents the combination of the historical financial statements of Pinnacle Foods Inc. and the historical financial statements of Boulder, adjusted to give effect to (1) the issuance and sale of the notes offered hereby, (2) the incurrence of indebtedness under the Tranche I Term Loan, (3) the use of net proceeds from this offering, along with proceeds from borrowings under the Tranche I Term Loan and cash on hand, to finance the consideration payable in connection with the Boulder Acquisition, repay debt outstanding under Boulder’s existing credit facilities and pay transaction costs and (4) the consummation of the Boulder Acquisition, in each case based on the assumptions and adjustments described in the notes accompanying the unaudited pro forma condensed consolidated financial information. The historical financial information has been adjusted to give effect to events that are directly attributable to the transactions and factually supportable and, in the case of the statement of income information, that are expected to have a continuing impact.

The unaudited pro forma condensed consolidated balance sheet information has been prepared as of September 27, 2015 and gives effect to the consummation of the Transactions as if they had occurred on that date. The unaudited pro forma condensed consolidated statement of income information for each period presented gives effect to the consummation of the Transactions as if they had occurred on December 30, 2013.

The unaudited pro forma statement of operations information for the twelve-month period ended September 27, 2015 was calculated by subtracting the unaudited pro forma statement of operations information for the nine months ended September 28, 2014 from the unaudited pro forma statement of operations information for the year ended December 28, 2014, and then adding the corresponding information for the nine months ended September 27, 2015. The unaudited pro forma balance sheet information as of September 27, 2015 has been derived from Pinnacle Foods Inc.’s historical consolidated balance sheet information as of September 27, 2015 and Boulder’s historical consolidated balance sheet information as of September 30, 2015.

The pro forma condensed consolidated financial information is presented as of the respective dates of Pinnacle Foods Inc.’s most recent interim financial statements. Boulder’s corresponding interim financial information is based upon on a different fiscal period end and, as a result, Boulder’s interim financial statements as of their respective dates are used as a matter of convenience.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project our future financial position or results of operations after completion of the Boulder Acquisition.

Pinnacle Foods Inc.’s historical results are not necessarily indicative of future operating results. You should read this financial information in conjunction with (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in reports of Pinnacle Foods Inc. incorporated by reference herein, (2) our consolidated financial statements, including the notes thereto, which are incorporated by reference herein and (3) the consolidated financial statements of Boulder, including the notes thereto, which are incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 28, 2014

	Pinnacle Foods Inc.	Boulder	Adjustments for the Transactions (a)		Total Pro Forma (g)
	(in thousands, except per share amounts)
Net sales	$2,591,183	$516,631	$—		$3,107,814
Cost of products sold	1,909,985	348,995	3,418	(b)	2,262,398

Gross profit	681,198	167,636	(3,418)		845,416
Operating expenses
Marketing and selling expenses	177,372	43,769	—		221,141
Administrative expenses	117,275	84,980	(12,338	)(c)	189,917
Research and development expenses	11,281	—	—		11,281
Termination fee received, net of costs, associated with the Hillshire merger agreement	(152,982)	—	—		(152,982)
Restructuring, acquisition and integration-related costs	—	4,351	—		4,351
Goodwill and tradename impairment	—	150,507	—		150,507
Other expense (income), net	15,981	805	3,667	(d)	20,453

Total operating expenses	168,927	284,412	(8,671)		444,668

Earnings (loss) before interest and taxes	512,271	(116,776)	5,253		400,748
Interest expense	96,174	18,131	30,239	(e)	144,544
Interest income	121	—	—		121

Earnings (loss) before income taxes	416,218	(134,907)	(24,986)		256,325
Provision for (benefit from) income taxes	167,800	(7,637)	(4,528	)(f)	155,635

Net earnings (loss)	248,418	(127,270)	(20,458)		100,690

Loss attributable to noncontrolling interests	—	194	—		194

Net earnings (loss) attributable to Pinnacle Foods Inc. shareholders	$248,418	$(127,076)	$(20,458)		$100,884

Net earnings per share attributable to Pinnacle Foods Inc. shareholders
Basic	$2.15				$0.87
Weighted average shares outstanding—basic	115,698				115,698
Diluted	$2.13				$0.86
Weighted average shares outstanding—diluted	116,885				116,885
Dividends declared	$0.89				$0.89

Certain Boulder amounts have been reclassified to conform to Pinnacle Foods Inc.’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2014

	Pinnacle Foods Inc.	Boulder	Adjustments for the Transactions (a)		Total Pro Forma (g)
	(in thousands, except per share amounts)
Net sales	$1,885,850	$388,065	$—		$2,273,915
Cost of products sold	1,393,070	261,602	2,558	(b)	1,657,230

Gross profit	492,780	126,463	(2,558)		616,685
Operating expenses
Marketing and selling expenses	133,820	32,609	—		166,429
Administrative expenses	75,574	63,706	(9,272	)(c)	130,008
Research and development expenses	8,478	—	—		8,478
Termination fee received, net of costs, associated with the Hillshire merger agreement	(152,988)	—	—		(152,988)
Restructuring, acquisition and integration-related costs	—	3,900	—		3,900
Goodwill and tradename impairment	—	150,507	—		150,507
Other expense (income), net	9,265	714	2,773	(d)	12,752

Total operating expenses	74,149	251,436	(6,499)		319,086

Earnings (loss) before interest and taxes	418,631	(124,973)	3,941		297,599
Interest expense	73,770	13,906	21,958	(e)	109,634
Interest income	93	—	—		93

Earnings (loss) before income taxes	344,954	(138,879)	(18,017)		188,058
Provision for (benefit from) income taxes	132,665	(9,832)	(1,910	)(f)	120,923

Net earnings (loss)	212,289	(129,047)	(16,107)		67,135

Loss attributable to noncontrolling interests	—	150	—		150

Net earnings (loss) attributable to Pinnacle Foods Inc. shareholders	$212,289	$(128,897)	$(16,107)		$67,285

Net earnings per share attributable to Pinnacle Foods Inc. shareholders
Basic	$1.84				$0.58
Weighted average shares outstanding—basic	115,684				115,684
Diluted	$1.82				$0.58
Weighted average shares outstanding—diluted	116,889				116,889
Dividends declared	$0.66				$0.66

Certain Boulder amounts have been reclassified to conform to Pinnacle Foods Inc.’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2015

	Pinnacle Foods Inc.	Boulder	Adjustments for the Transactions (a)		Total Pro Forma (g)
	(in thousands, except per share amounts)
Net sales	$1,933,314	$379,634	$—		$2,312,948
Cost of products sold	1,415,633	261,595	2,275	(b)	1,679,503

Gross profit	517,681	118,039	(2,275)		633,445
Operating expenses
Marketing and selling expenses	136,862	35,342	—		172,204
Administrative expenses	81,918	69,831	(8,182	)(c)	143,567
Research and development expenses	9,888	—	—		9,888
Restructuring, acquisition and integration-related costs	—	6,534	—		6,534
Goodwill and tradename impairment	—	2,696	—		2,696
Other expense (income), net	12,936	(4,193)	2,593	(d)	11,336

Total operating expenses	241,604	110,210	(5,589)		346,225

Earnings (loss) before interest and taxes	276,077	7,829	3,314		287,220
Interest expense	66,130	12,482	26,832	(e)	105,444
Interest income	172	—	—		172

Earnings (loss) before income taxes	210,119	(4,653)	(23,518)		181,948
Provision for (benefit from) income taxes	76,806	(3,644)	(7,468	)(f)	65,694

Net earnings (loss)	133,313	(1,009)	(16,050)		116,254

Net income attributable to noncontrolling interests	—	(141)	—		(141)

Net earnings (loss) attributable to Pinnacle Foods Inc. shareholders	$133,313	$(1,150)	$(16,050)		$116,113

Net earnings per share attributable to Pinnacle Foods Inc. shareholders
Basic	$1.15				$1.00
Weighted average shares outstanding—basic	116,007				116,007
Diluted	$1.14				$0.99
Weighted average shares outstanding—diluted	117,262				117,262
Dividends declared	$0.73				$0.73

Certain Boulder amounts have been reclassified to conform to Pinnacle Foods Inc.’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 27, 2015

	Pinnacle Foods Inc.	Boulder	Adjustments for the Transactions (a)		Total Pro Forma (g)
	(in thousands, except per share amounts)
Net sales	$2,638,647	$508,200	$—		$3,146,847
Cost of products sold	1,932,548	348,988	3,134	(b)	2,284,670

Gross profit	706,099	159,212	(3,134)		862,177
Operating expenses
Marketing and selling expenses	180,414	46,502	—		226,916
Administrative expenses	123,619	91,105	(11,248	)(c)	203,476
Research and development expenses	12,691	—	—		12,691
Termination fee received, net of costs, associated with the Hillshire merger agreement	6	—	—		6
Restructuring, acquisition and integration-related costs	—	6,985	—		6,985
Goodwill and tradename impairment	—	2,696	—		2,696
Other expense (income), net	19,652	(4,102)	3,487	(d)	19,037

Total operating expenses	336,382	143,186	(7,761)		471,807

Earnings (loss) before interest and taxes	369,717	16,026	4,627		390,370
Interest expense	88,534	16,707	35,113	(e)	140,354
Interest income	200	—	—		200

Earnings (loss) before income taxes	281,383	(681)	(30,486)		250,216
Provision for (benefit from) income taxes	111,941	(1,449)	(10,086	)(f)	100,406

Net earnings (loss)	169,442	768	(20,400)		149,810

Net income attributable to noncontrolling interests	—	(97)	—		(97)

Net earnings (loss) attributable to Pinnacle Foods Inc. shareholders	$169,442	$671	$(20,400)		$149,713

Net earnings per share attributable to Pinnacle Foods Inc. shareholders
Basic	$1.46				$1.29
Weighted average shares outstanding—basic	115,951				115,951
Diluted	$1.45				$1.28
Weighted average shares outstanding—diluted	117,184				117,184
Dividends declared	$0.96				$0.96

Certain Boulder amounts have been reclassified to conform to Pinnacle Foods Inc.’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(thousands of dollars, except where noted in millions)

(a)	The pro forma adjustments reflect our preliminary estimates of the purchase price allocation related to the Boulder Acquisition, which will change upon finalization of appraisals and other valuation studies that are in process. Purchase price allocated to inventories in excess of Boulder’s historical carrying value (which is, based on our preliminary purchase price allocation, approximately $12.5 million) will increase cost of products sold after the consummation of the Boulder Acquisition. This amount has not been included in the unaudited pro forma statement of operations. Additionally, the pro forma statement of operations does not reflect other one-time expense incurred in connection with the Transactions, such as a non-recurring charge of approximately $25.0 million related to the portion of fees to professional advisors and other transaction costs that will not be capitalized as deferred financing costs.

The pro forma balance sheet also includes preliminary fair value adjustments for plant assets, tradenames and other identifiable intangible assets and the related additional depreciation and amortization expense is reflected in the pro forma statement of operations.

The pro forma statement of operations information does not reflect anticipated cost savings or related non-recurring costs incurred to achieve those cost savings.

(b)	Reflects the increase in depreciation expense due to the increase in fair value of plant assets as a result of the preliminary purchase price allocation, as follows:

	Year ended December 28, 2014	Nine months ended September 28, 2014	Nine months ended September 27, 2015	Twelve months ended September 27, 2015
Total depreciation adjustment	$4,765	$3,566	$3,171	$4,369
Less: portion applicable to administrative expenses	(1,347)	(1,008)	(896)	(1,235)

Portion applicable to costs of product sold	$3,418	$2,558	$2,275	$3,134

(c)	Reflects the net decrease in administrative expenses resulting from the following:

	Year ended December 28, 2014	Nine months ended September 28, 2014	Nine months ended September 27, 2015	Twelve months ended September 27, 2015
Depreciation adjustment per note (b) above	$1,347	$1,008	$896	$1,235
Amortization adjustment (1)	(13,685)	(10,280)	(9,078)	(12,483)

Net decrease in administrative expenses	$(12,338)	$(9,272)	$(8,182)	$(11,248)

(1)	Reflects the removal of historical amortization expense related to Boulder definite lived intangibles. Pinnacle records amortization of definite lived intangibles under Other expense (income), net. See note (d) below.

(d)	Reflects the incremental amortization expense related to the $56.4 million of other intangible assets that were recorded as a result of the preliminary purchase price allocation. These assets are amortized on an accelerated basis over the expected useful life of 30 years.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(thousands of dollars, except where noted in millions)

(e)	Reflects pro forma adjustments to interest expense (using the LIBOR rates in effect during the applicable periods) as follows:

	Year ended December 28, 2014	Nine months ended September 28, 2014	Nine months ended September 27, 2015	Twelve months ended September 27, 2015
Tranche I Term Loan (1)	$21,918	$16,459	$16,294	$21,753
Notes offered hereby (2)	21,000	15,750	15,750	21,000
Estimated borrowings under revolving credit facility (3)	1,400	1,051	1,051	1,400
Incremental pricing on existing debt (4)	579	—	3,615	4,194

Total pro forma increase to cash interest expense	44,897	33,260	36,710	48,347
Amortization of capitalized debt issuance costs (5)	3,473	2,604	2,604	3,473

Total pro forma increase to total interest expense	48,370	35,864	39,314	51,820
Less: Boulder historical expense (6)	(18,131)	(13,906)	(12,482)	(16,707)

Total pro forma adjustment to interest expense	$30,239	$21,958	$26,832	$35,113

(1)	Reflects interest expense on the incremental $550.0 million Tranche I Term Loan at an assumed minimum LIBOR rate of 0.75% plus an assumed applicable LIBOR margin of 3.25%. A 0.125% increase or decrease in the interest rate on the Tranche I Term Loan would increase or decrease our annual interest expense by $0.7 million.
(2)	Reflects an assumed coupon on the notes offered hereby of 6.00% per annum. A 0.125% increase or decrease in the coupon on the notes offered hereby would increase or decrease our annual interest expense by $0.4 million.
(3)	Reflects interest expense on assumed borrowings of $52.4 million under our revolving credit facility to fund the Transactions based on our cash balance at September 27, 2015, using historical interest rates in effect for the applicable period. Based on our estimated cash balance of approximately $175 million as of December 27, 2015, we do not expect to borrow under our revolving credit facility at closing to fund the Transactions. This cash amount is only an estimate and is subject to our normal year-end review and audit procedures, which will not be completed until after the expected consummation of this offering.
(4)	Reflects a 25 basis point increase in interest rates on Pinnacle’s existing term loans, attributable to the higher net leverage ratio resulting from the Transactions.
(5)	Reflects non-cash amortization of capitalized deferred financing costs and original issue discount related to the Transactions over the term of the related facilities.
(6)	Reflects elimination of Boulder’s historical interest expense under its existing credit facilities, indebtedness under which is being repaid in connection with the Transactions.

(f)	Represents projected tax benefit of the adjustments described above to the combined consolidated tax groups of Pinnacle Foods Inc. and Boulder Brands, Inc., assuming an effective tax rate of 38.6% and including estimated adjustments to deferred taxes resulting from the Boulder Acquisition, as follows: $5,116 for the fiscal year ended December 28, 2014, $5,045 for the nine months ended September 28, 2014, $1,610 for the nine months ended September 27, 2015 and $1,681 for the twelve months ended September 27, 2015.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(thousands of dollars, except where noted in millions)

(g)	Pro forma depreciation and amortization expense is as follows:

	Year ended December 28, 2014	Nine months ended September 28, 2014	Nine months ended September 27, 2015	Twelve months ended September 27, 2015
Depreciation and amortization	$97,676	$72,785	$80,049	$104,939

Depending upon the final purchase price allocation for the Boulder Acquisition, depreciation and amortization expense may increase.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 27, 2015

	Pinnacle Foods Inc. September 27, 2015	Boulder September 30, 2015	Adjusted for the Transactions		Pro forma total
	(in thousands)
Current assets:
Cash and cash equivalents	$73,022	$23,883	$(96,905	)(a)	$—
Accounts receivable, net	208,731	47,225	—		255,956
Inventories, net	444,977	63,350	12,481	(b)	520,808
Prepaid taxes	—	6,167	—		6,167
Other current assets	6,922	5,100	—		12,022
Deferred tax assets	67,376	10,377	(1,870	)(c)	75,883

Total current assets	801,028	156,102	(86,294)		870,836
Plant assets, net	613,380	59,143	5,914	(b)	678,437
Tradenames	2,001,225	—	419,300	(b)	2,420,525
Intangible assets, net	—	181,181	(181,181	)(d)	—
Deferred costs, net	—	6,539	(6,539	)(d)	—
Investments	—	9,751	10,099	(b)	19,850
Other assets, net	141,362	1,989	76,500	(e)	219,851
Goodwill	1,715,080	229,552	277,251	(b)	2,221,883

Total assets	$5,272,075	$644,257	$515,050		$6,431,382

Current liabilities:
Short-term borrowings	$1,146	$—	$—		$1,146
Current portion of long-term obligations	11,317	1,136	57,945	(f)	70,398
Accounts payable	215,980	35,204	—		251,184
Accrued trade marketing expense	38,137	4,238	—		42,375
Accrued liabilities	116,978	27,252	(2,834	)(g)	141,396
Dividends payable	30,582	—	—		30,582

Total current liabilities	414,140	67,830	55,111		537,081
Long-term debt	2,279,082	287,781	607,937	(h)	3,174,800
Pension and other postretirement benefits	56,752	—	—		56,752
Other long-term liabilities	53,490	6,421	(1,098	)(i)	58,813
Deferred tax liabilities	710,825	41,184	118,390	(j)	870,399

Total liabilities	3,514,289	403,216	780,340		4,697,845
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	1,176	6	(6)		1,176
Additional paid-in-capital	1,374,597	581,791	(581,791)		1,374,597
Retained earnings (deficit)	468,025	(314,564)	289,564		443,025
Accumulated other comprehensive loss	(53,902)	(11,348)	11,348		(53,902)
Treasury stock, at cost	(32,110)	(15,595)	15,595		(32,110)
Noncontrolling interest	—	751	—		751

Total shareholders’ equity	1,757,786	241,041	(265,290	)(k)	1,733,537

Total liabilities and shareholders’ equity	$5,272,075	$644,257	$515,050		$6,431,382

The pro forma condensed consolidated balance sheet is presented as of the date of Pinnacle Foods Inc.’s most recent interim financial statements, which is September 27, 2015. Certain Boulder amounts have been reclassified to conform to Pinnacle Foods Inc.’s balance sheet classifications.

See accompanying notes to unaudited pro forma condensed consolidated balance sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(thousands of dollars, except where noted in millions)

(a)	The following table sets forth the estimated sources and uses of cash to consummate the Transactions, assuming they had occurred on September 27, 2015:

Sources:
Borrowings under revolving credit facility (1)	$52,445
Tranche I Term Loan (2)	550,000
Notes offered hereby	350,000
Existing cash	96,905

$1,049,350

Uses:
Boulder equity consideration (3)	$712,006
Repayment of Boulder existing indebtedness (4)	285,646
Cash payment for termination of Boulder’s interest rate swap (5)	1,098
Estimated transaction fees and expenses (6)	50,600

$1,049,350

(1)	Reflects borrowings under our revolving credit facility. Based on our estimated cash balance of approximately $175 million as of December 27, 2015, we do not expect to borrow under our revolving credit facility at closing to fund the Transactions. This cash amount is only an estimate and is subject to our normal year-end review and audit procedures, which will not be completed until after the expected consummation of this offering.
(2)	Reflects incremental Tranche I Term Loan in an aggregate principal amount of $550.0 million that we expect to enter into at the closing of the Transactions. The Tranche I Term Loan is assumed to be issued at a 1.0% discount, generating net proceeds of approximately $544.5 million. We expect the Tranche I Term Loan to require scheduled quarterly payments of 0.25% of the original principal amount, with the balance payable in the final quarterly installment. On a pro forma basis as of September 27, 2015, the current portion of the principal of the Tranche I Term Loan repayable annually would be $5.5 million.
(3)	Reflects the amount of total consideration to be paid to holders of outstanding shares of Boulder common stock and holders of Boulder equity awards.
(4)	Reflects the face amount of Boulder’s existing indebtedness under its existing credit facilities plus accrued interest thereon as of September 30, 2015:

Term loan facility	$282,812
Accrued interest on existing debt	2,834

Total debt to be refinanced	$285,646

(5)	Represents use of cash for termination of interest rate swaps due to the repayment of Boulder’s existing indebtedness and is reflected in Other long-term liabilities on the Boulder balance sheet.
(6)	Reflects the estimated fees and expenses associated with the Transactions, as described in the table below:

Deferred financing costs:
Financing fees (i)	$24,750
Other financing costs (ii)	850

Total deferred financing costs	25,600
Costs to be expensed by Pinnacle Foods
Other financing costs (ii)	25,000

Total estimated transaction costs	$50,600

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(thousands of dollars, except where noted in millions)

(i)	Reflects estimated financing fees incurred in connection with the Tranche I Term Loan and the notes offered hereby, which will be capitalized and amortized over the terms of the applicable indebtedness.
(ii)	Represents transaction costs, other than those included in (i) above, including fees attributable to professional advisors and other fees associated with the completion of the Transactions, which will be allocated between deferred financing costs and expenses associated with the Transactions. The actual amounts allocated to deferred financing costs and transaction expenses, and the corresponding amount of amortization and current expense, respectively, may be different from the amounts presented herein. Additionally, the related tax effects of these costs are not estimable at this time.

(b)	Reflects the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed:

Purchase price	$998,750

Assets acquired
Cash	23,883
Accounts receivable	47,225
Inventories (1)	75,831
Prepaid taxes	6,167
Other current assets	5,100
Deferred tax assets	8,507
Property and equipment (2)	65,057
Investments (3)	19,850
Tradenames (4)	419,300
Goodwill (5)	506,803
Other intangible assets	56,400
Other assets, net	1,989

Fair value of assets acquired	1,236,112
Liabilities and non-controlling interest assumed
Accounts payable and accrued liabilities	63,860
Capital leases	7,854
Long term deferred tax liability	159,574
Other long-term liabilities	5,323
Non-controlling interest	751

Total cost of Acquisition	$998,750

The unaudited pro forma condensed consolidated financial statements reflect a preliminary allocation to inventory, goodwill, other intangible assets, property and equipment and investments. An appraisal will be performed to assist management in determining the fair value of acquired assets and liabilities, including identifiable intangible assets. The final purchase price allocation may result in a materially different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed consolidated financial statements. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. See Note (d) under “—Notes to Unaudited Pro Forma Consolidated Statements of Operations” above. For purposes of these pro forma condensed consolidated financial statements, preliminary fair values and useful lives have been estimated based on our experience with acquired businesses and their related valuations and purchase price allocations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(thousands of dollars, except where noted in millions)

(1)	Inventories acquired in the Acquisition were valued at estimated fair value which is approximately $12.5 million higher than historical manufacturing cost.
(2)	Includes the $5.9 million incremental value attributed to property and equipment as a result of the preliminary application of purchase accounting.
(3)	Includes the $10.1 million incremental value attributed to investments as a result of the preliminary application of purchase accounting.
(4)	Reflects the incremental value attributed to indefinite lived tradenames as a result of the preliminary application of purchase accounting.
(5)	Existing goodwill of Boulder of $229.6 million was eliminated. The new goodwill recorded of $506.8 million is calculated as the difference between the purchase price and the fair values assigned to the identifiable Boulder assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to impairment testing on at least an annual basis.

(c)	Reflects the net adjustment to current deferred tax assets as follows:

Decrease in deferred tax assets related to preliminary purchase price valuation of inventories	$(4,818)
Increase in deferred tax assets attributed to the termination of the interest rate swap and write off of deferred costs	2,948

Net adjustment to deferred tax assets	$(1,870)

(d)	Reflects the removal of Boulder Brand’s intangible assets and original issue discount as a result of the preliminary application of purchase accounting.

(e)	Reflects the capitalization of estimated financing costs in connection with the Tranche I Term Loan and the notes offered hereby and the recording of other intangible assets as a result of preliminary application of purchase accounting, as follows:

Estimated deferred financing costs related to the Transactions (i)	$20,100
Estimated incremental other intangible assets	56,400

Net adjustment to other noncurrent assets	$76,500

(i)	Net of original issue discount on Tranche I Term Loan of $5,500.

(f)	Adjustment to current portion of long-term obligations was calculated as follows:

Current portion of Tranche I Term Loan	$5,500
Borrowings under revolving credit facility	52,445

Net adjustment to current portion of long-term obligations	$57,945

(g)	Reflects the reduction of accrued interest related to Boulder indebtedness to be repaid.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(thousands of dollars, except where noted in millions)

(h)	The following is a summary of the balances related to the Tranche I Term Loan and the notes offered hereby reflected in the pro forma balance sheet as of September 27, 2015:

Face value of Tranche I Term Loan	$550,000
Less: original issuance discount	(5,500)

Net Tranche I Term Loan	544,500
Current portion of Tranche I Term Loan	(5,500)

Long-term portion of Tranche I Term Loan	539,000
Notes offered hereby	350,000
Repayment of Boulder existing indebtedness	(281,063)

Net adjustment to long term debt	$607,937

(i)	Reflects the reduction of Boulder interest rate swap liability upon termination.

(j)	Reflects the net adjustment to the net non-current deferred tax liabilities as follows:

Increase in net deferred tax liability related to preliminary purchase price valuation of trade names and other intangible assets	$113,684

Decrease in deferred tax liability of historical Boulder group goodwill	(19,262)
Estimated decrease to deferred tax assets for Boulder Inc. equity compensation programs	17,787
Increase in deferred tax liability for valuation adjustments to other non current assets	6,181

Net adjustment to deferred tax liabilities	$118,390

(k)	Reflects the net adjustment to Boulder shareholders’ equity.

Elimination of Boulder equity	$240,290
Other transaction expenses per note (a) (6) above	25,000

Total pro forma adjustment to shareholders’ equity	$265,290